SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2005

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
Effective October 18, 2005, Rural Cellular Corporation received approval from a majority of the banks who are lenders under the Revolving Credit Agreement dated March 25, 2004, to exclude from the calculation of the interest coverage covenant the cash dividends to be paid on the company’s outstanding 11 3/8% Senior Exchangeable Preferred Stock.
The dividends, which total approximately $17.8 million, were declared on October 10, 2005, and will be paid on October 26, 2005, to holders of record as of October 20, 2005. These dividends, $118.69 per share, represent the four quarterly dividends that were payable on November 15, 2004, February 15, 2005, May 15, 2005, and August 15, 2005.
Item 8.01. Other Events.
See disclosure in Item 1.01 regarding payment of dividends on 11 3/8 % Senior Exchangeable Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: October 24, 2005